UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On May 31, 2007, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to meet the new requirements of the New York Stock Exchange that all securities listed on the Exchange be eligible for a direct registration system operated by a securities depository. Such eligibility requires that the Company’s stock be permitted to be issued in uncertificated form. Accordingly, the Board approved an amendment to the bylaws to require that the stock either be represented by certificates or be uncertificated and represented by an electronic record held in the direct registration system.

Specifically, Sections 1 and 3 of Article VI of the bylaws of the corporation were amended to read as follows:

Section 1. The shares of stock of the corporation shall either be represented by certificates or shall be uncertificated. Certificates for the share of stock of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or an Assistant Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such certificate shall be signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Shares of stock of the corporation may also be evidenced by registration in the holder’s name in uncertificated form and represented by an electronic record on the books of the corporation in accordance with a Direct Registration System approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the corporation may from time to time be traded.

The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificates which the corporation issues to represent such class or series of stock; or, in the case of uncertificated stock, shall be contained in a statement furnished by the corporation to each stockholder who so requests, and sent within a reasonable time after the issuance or transfer of the uncertificated stock. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

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Section 3. Except as otherwise provided in the Certificate of Incorporation of the corporation, Shares shall be transferable only on the record of shareholders of the corporation by the holder thereof in person or by attorney upon surrender of the outstanding certificate therefore, or upon compliance with the customary procedures for transferring shares in uncertificated form recorded electronically on a Direct Registration System. Except as otherwise provided in the Certificate of Incorporation of the corporation, and if the shares of stock of the corporation are represented by certificates, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to cancel the old certificate and record the transaction upon its books.

Following is the text of Sections 1 and 3 of Article VI of the Bylaws prior to the above referenced amendment:

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Section 1. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

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Section 3. Except as otherwise provided in the Certificate of Incorporation of the corporation, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Amended and Restated Bylaws of the Company (amended and restated through May 31, 2007) are attached to this Form 8-K as Exhibit 3.2.

Item 9.01.	Financial Statement and Exhibits

(c)	Exhibits.

Exhibit 3.2 Amended and Restated Bylaws of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date: June 6, 2007

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